SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) October 18, 2001

                             NEWPOWER HOLDINGS, INC.
                             -----------------------
             (Exact Name of Registrant as Specified in Its Charter)

 DELAWARE                                1-16157             52-2208601
--------------------------------------------------------------------------------
(State or Other Jurisdiction             (Commission         (IRS Employer
of Incorporation)                        File Number)        Identification No.)

ONE MANHATTANVILLE ROAD, PURCHASE, NEW YORK                  10577
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code: (914) 697-2100

ITEM 5. OTHER EVENTS.

      The New Power Company ("NewPower"), a wholly owned subsidiary of NewPower Holdings, Inc. (the "Company"), has, effective as of October 18, 2001, amended the Master Cross-Product Netting, Setoff, and Security Agreement dated as of March 14, 2001, as previously amended (the "Master Netting Agreement" and the "Amendment" thereto), among NewPower, Enron North America Corp. ("ENA"), Enron Energy Services, Inc. ("EES"), and Enron Power Marketing, Inc. ("EPMI," and together with ENA and EES, the "Enron Subsidiaries"). The obligations of the parties under the Master Netting Agreement are guaranteed by their respective parents, the Company and Enron Corp.

      Pursuant to the Master Netting Agreement, each of NewPower and the Enron Subsidiaries agreed to secure their obligations under various gas and electric purchase and sale and financial agreements (the "Underlying Contracts") among NewPower and the Enron Subsidiaries on a net basis. Under the Master Netting Agreement, the parties are obligated to post collateral to each other in order to secure their obligations under the Underlying Contracts. The amount of collateral that is required to be posted by either NewPower or the Enron Subsidiaries is determined from time to time based on the market value of all the Underlying Contracts on a net basis. The Amendment to the Master Netting Agreement expands the types of collateral that NewPower is permitted to post to satisfy its obligations under the Master Netting Agreement. The Amendment expires on January 4, 2002, although NewPower may replace the substitute collateral with cash collateral and terminate the Amendment earlier. Under the Amendment, the first $70 million of posted collateral must be in the form of cash, and amounts in excess of $70 million may consist of up to $40 million of eligible receivables and inventory of NewPower (the "Substitute Collateral"), valued at discounts specified in the Amendment, and subject to a $25 million cap for October 2001. The effect of the Amendment is to substitute, through January 4, 2002, the amount of cash collateral that NewPower is required to post under the Master Netting Agreement by up to $40 million, by allowing NewPower to provide collateral in the form of Substitute Collateral rather than cash. Pursuant to the Amendment, NewPower agreed to grant to the Enron Subsidiaries a security interest in all its receivables and inventory. The security interest is expected be released upon provision of cash collateral to replace the Substitute Collateral. Apart from the Amendment, the Enron Subsidiaries have made no commitment to extend additional credit to NewPower or the Company.

      Since its inception, NewPower has a policy of hedging its customer contracts by purchasing gas or electricity for future delivery, based on expected future delivery volumes. When gas and electric prices decline significantly, as they have in recent months, the amount of collateral that NewPower is required to post under the Master Netting Agreement increases as determined under mark-to-market comparisons, which compare the contract price of the commodity against the current market price. Accordingly, (i) the substantial increase in the number of customers NewPower has acquired since the Fall of 2000 has required a correspondingly large increase in forward transactions, which transactions entered into with the Enron Subsidiaries are secured under the Master Netting Agreement, and (ii) the recent substantial decline in commodity prices has required a significant increase in the cash collateral provided to the Enron Subsidiaries. As of September 30, 2001, NewPower had provided the Enron Subsidiaries $109,300,000 of cash collateral under the Master Netting Agreement;

however, this amount can vary on a daily basis as a result of the overall net value of the Underlying Contracts.

      Any significant increase in the amount of collateral that NewPower is required to post to the Enron Subsidiaries, as a result of further declining gas and electric prices, additional transactions or otherwise, could adversely affect the Company's liquidity and financial resources. If NewPower were unable to post the required amount of cash collateral under the Master Netting Agreement, the Enron Subsidiaries would be entitled to (i) declare a default under all the Underlying Contracts with NewPower, (ii) terminate those agreements and (iii) foreclose on the collateral previously posted by NewPower to secure them. Any such declaration, termination or foreclosure would have a material adverse effect on the Company and its ability to conduct its business.

      In addition, NewPower builds up natural gas inventories in the third and fourth quarters of each year, which creates a cash flow timing difference between the purchase of this inventory and the receipt of revenues from natural gas sales to customers. As of September 30, 2001, NewPower has purchased gas in inventory for winter sales in the amount of $78 million.

      Given its limited unrestricted cash resources, the Company has intensified its efforts to reduce expenses and to prioritize its market entry and customer acquisition strategies. During the remainder of 2001, the Company expects to continue reducing its spend rate so that for the second half of 2001 the Company will have reduced expenses by over 40 percent from that prevailing in the first half of 2001.

      With the Amendment and the Company's cost reduction efforts, and absent any additional decline in commodity prices or other significant events, the Company believes that it has sufficient financial resources to conduct its business until it secures ongoing asset-backed financing, which will be necessary upon the expiration of the Amendment. The Company has been and is actively seeking to arrange asset-backed financing with other parties, although to date no such arrangements have been secured. The Company may not be able to secure such financing or to raise additional capital on attractive terms, or at all, which would have a material adverse effect on the Company and its ability to conduct business.

      The Company is also exploring the possibility of a commodity trading strategy that reduces the mark-to-market credit obligation associated with any further declines in commodity prices. The Company may not be able to alter its hedging strategy to reduce the risk of posting additional collateral without undue consequences to other financial performance measures. In addition, unanticipated events over which the Company has no control could increase expenses or decrease its ability to generate revenues, which would have a material adverse effect on the Company.

      Attached as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7, 99.8. 99.9
and 99.10, respectively, to this Current Report are the following agreements:
(i) the Amendment, (ii) the First Amendment to Master Netting Agreement, dated as of May 4, 2001, among the parties to the Master Netting Agreement, (iii) the Master Netting Agreement, (iv) the General Security Agreement dated as of October 18, 2001, between NewPower and the Enron Subsidiaries, (v) the Ratification of Guaranty, dated as of October 18, 2001, executed by the Company,
(vi) the

Ratification of Guaranty, dated as of May 4, 2001, executed by the Company,
(vii) the Guaranty Agreement, dated as of March 14, 2001, executed by the Company, (viii) the ISDA Master Agreement, dated as of August 10, 2000, between ENA and NewPower, (ix) the Master Power Purchase and Sale Agreement, effective as of May 4, 2001, between EPMI and NewPower, and (x) the Enfolio(R) Master Firm Purchase/Sale Agreement, effective as of January 1, 2000, between ENA and Columbia Energy Services Corporation (which was assigned by Columbia to NewPower). Also attached is Exhibit 99.11, the press release issued by the Company in connection with the Amendment.

                               * * * * * * * * * *

      This disclosure contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties and may differ materially from actual future events or results. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our goals will be achieved. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Important factors that could cause actual results to differ from estimates or projections contained in the forward-looking statements include our limited operating history; delays or changes in the rules for the restructuring of the electric and natural gas markets; our ability to attract and retain customers; our ability to manage our energy requirements and sell energy at a sufficient margin given the volatility in prices for electricity and natural gas; the effect of commodity volatility on collateral requirements and liquidity; our dependence on third parties to provide critical functions to us and to our customers; and conditions of the capital markets affecting the availability of capital. Readers are referred to the Company's Annual Report on Form 10-K for the year ending December 31, 2000 and our Registration Statement on Form S-1 (No. 333-41412) on file with the Securities and Exchange Commission for a discussion of factors that could cause actual results to differ materially from these forward-looking statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS:

Exhibit No.     Description.

99.1 Second Amendment dated as of October 18, 2001 to Master Cross-Product Netting, Setoff, and Security Agreement dated March 14, 2001 by and among The New Power Company, Enron North America Corp., Enron Energy Services, Inc., and Enron Power Marketing, Inc.

99.2 First Amendment dated as of May 4, 2001 to Master Cross-Product Netting, Setoff, and Security Agreement dated March 14, 2001 by and among The New Power Company, Enron North America Corp., Enron Energy Services, Inc., and Enron Power Marketing, Inc.

99.3 Master Cross-Product Netting, Setoff, and Security Agreement dated March 14, 2001 by and among The New Power Company, Enron North America Corp., and Enron Energy Services, Inc.

99.4 General Security Agreement dated as of October 18, 2001, by and among The New Power Company, Enron North America Corp., Enron Energy Services, Inc., and Enron Power Marketing, Inc.

99.5 Ratification of Guaranty dated as of October 18, 2001 and executed by the Company as guarantor.

99.6 Ratification of Guaranty dated as of May 4, 2001 and executed by the Company as guarantor.

99.7 Guaranty Agreement dated as of March 14, 2001 and executed by the Company as guarantor.

99.8 ISDA Master Agreement dated as of August 10, 2000, between The New Power Company and Enron North America Corp., including the Credit Support Annex thereto.

99.9 Master Power Purchase and Sale Agreement dated as of May 4, 2001, between Enron Power Marketing, Inc. and The NewPower Company.

99.10 Enfolio(R)Master Firm Purchase/Sale Agreement dated as of January 1, 2000, between ENA and Columbia Energy Services Corporation.

99.11           Press Release of the Company.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 19, 2001

                                            NEWPOWER HOLDINGS, INC.


                                            By: /s/ William I Jacobs
                                                -----------------------------
                                                Name: William I Jacobs
                                                Title: Managing Director and
                                                       Chief Financial Officer

                                  EXHIBIT INDEX

                   The following exhibits are filed herewith:

Exhibit No.     Description
-----------     -----------

99.1 Second Amendment dated as of October 18, 2001 to Master Cross-Product Netting, Setoff, and Security Agreement dated March 14, 2001 by and among The New Power Company, Enron North America Corp., Enron Energy Services, Inc., and Enron Power Marketing, Inc.

99.2 First Amendment dated as of May 4, 2001 to Master Cross-Product Netting, Setoff, and Security Agreement dated March 14, 2001 by and among The New Power Company, Enron North America Corp., Enron Energy Services, Inc., and Enron Power Marketing, Inc.

99.3 Master Cross-Product Netting, Setoff, and Security Agreement dated March 14, 2001 by and among The New Power Company, Enron North America Corp., and Enron Energy Services, Inc.

99.4 General Security Agreement dated as of October 18, 2001, by and among The New Power Company, Enron North America Corp., Enron Energy Services, Inc., and Enron Power Marketing, Inc.

99.5 Ratification of Guaranty dated as of October 18, 2001 and executed by the Company as guarantor.

99.6 Ratification of Guaranty dated as of May 4, 2001 and executed by the Company as guarantor.

99.7 Guaranty Agreement dated as of March 14, 2001 and executed by the Company as guarantor.

99.8 ISDA Master Agreement dated as of August 10, 2000, between The New Power Company and Enron North America Corp., including the Credit Support Annex thereto.

99.9 Master Power Purchase and Sale Agreement dated as of May 4, 2001, between Enron Power Marketing, Inc. and The NewPower Company.

99.10 Enfolio(R)Master Firm Purchase/Sale Agreement dated as of January 1, 2000, between ENA and Columbia Energy Services Corporation.

99.11           Press Release of the Company.


                                       4